UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2009

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon	97210-1818
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2009, Schmitt Industries, Inc. (“Schmitt”) entered into an Asset Purchase Agreement (the “Agreement”) with Optical Dimensions, a sole proprietorship (“Optical”) to acquire all of the assets of Optical (the “Transaction”). Upon closing of the Transaction, Schmitt will own and operate Optical’s business, including its patented laser light scatter surface roughness measurement technology. The Agreement provides that Schmitt will pay cash of $100,000 and issues shares of common stock of Schmitt equal to $100,000 in value based on the average closing price of Schmitt’s common stock, as reported on the NASDAQ National Market, over the five-day period immediately prior to closing. The Transaction is expected to close within the next six days.

Schmitt has issued a press release entitled “Schmitt Industries Announces Agreement to Acquire Assets of Optical Dimensions.” A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release entitled “Schmitt Industries Announces Agreement to Acquire Assets of Optical Dimensions” dated September 24, 2009.

Forward Looking Statements

This Current Report on Form 8-K, including its exhibits, contains forward-looking statements. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “intend,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although Schmitt believes that the expectations reflected in such forward-looking statements are reasonable, Schmitt can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included on this Current Report on Form 8-K are forward-looking statements. Schmitt cannot guarantee the accuracy of the forward-looking statements, and you should be aware that Schmitt’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in Schmitt’s Annual Report on Form 10-K file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

September 24, 2009	By:	/s/ Wayne A. Case
	Name:	Wayne A. Case
	Title:	Chairman and Chief Executive Officer